Exhibit 10.31



                                SOUTHERN COMPANY

                       OMNIBUS INCENTIVE COMPENSATION PLAN

                              Amended and Restated









                             Effective May 23, 2001




                                    Contents

Article 1.                 Establishment, Objectives, and Duration................................................1

Article 2.                 Definitions............................................................................1

Article 3.                 Administration.........................................................................5

Article 4.                 Shares Subject to the Plan and Maximum Awards..........................................5

Article 5.                 Eligibility and Participation..........................................................6

Article 6.                 Stock Options..........................................................................7

Article 7.                 Stock Appreciation Rights..............................................................8

Article 8.                 Restricted Stock and Restricted Stock Units...........................................10

Article 9.                 Performance Units, Performance Shares, and Cash-Based Awards..........................11

Article 10.                Performance Measures..................................................................13

Article 11.                Beneficiary Designation...............................................................14

Article 12.                Deferrals.............................................................................15

Article 13.                Rights of Employees/Directors.........................................................15

Article 14.                Amendment, Modification, and Termination..............................................15

Article 15.                Withholding...........................................................................16

Article 16.                Indemnification.......................................................................16

Article 17.                Successors............................................................................17

Article 18.                General Provisions....................................................................17


                                Southern Company
                       Omnibus Incentive Compensation Plan

Article 1.........Establishment, Objectives, and Duration

         1.1......Establishment of the Plan. The Southern Company (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "Southern Company Omnibus Incentive Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Cash-Based Awards.

         Subject to approval by the Company's stockholders, the Plan shall become effective as of May 23, 2001 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

         1.2......Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through annual and long-term incentives that are consistent with the Company's goals and that link the personal interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

         The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees and Directors who make significant contributions to the Company's success and to allow those individuals to share in the success of the Company.

         1.3......Duration of the Plan. The Plan shall commence on the Effective
Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after the tenth anniversary of the Effective Date.

Article 2.........Definitions

         Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

     2.1. "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

     2.2. "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, or Cash-Based Awards.

     2.3. "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

     2.4 "Base Value" shall mean the Fair Market Value of a Stock Appreciation Right on the date of its grant.

     2.5. "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations of the Exchange Act.

     2.6. "Board" or "Board of Directors" means the Board of Directors of the Company.

     2.7. "Cash-Based Award" means an Award granted to a Participant, as described in Article 9 herein.

     2.8. "Change in Control Benefit Plan Determination Policy" shall mean the change in control benefit plan determination policy, as approved by the Board of Directors of Southern Company Services, Inc., as it may be amended from time to time in accordance with the provisions therein.

     2.9. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.10. "Committee" means any committee appointed by the Board to administer Awards to Employees, as specified in Article 3 herein. The Committee shall at all times maintain compliance with Code Section 162(m), or any successor statute thereto, as to the composition of the Committee.

     2.11. "Common Stock" shall mean the common stock of the Company.

     2.12. "Company" means The Southern Company, a Delaware corporation, and any successor thereto as provided in Article 17 herein.

     2.13. "Consummation" shall mean the completion of the final act necessary to complete a transaction as a matter of law, including, but not limited to, any required approvals by the corporation's shareholders and board of directors, the transfer of legal and beneficial title to securities or assets and the final approval of the transaction by any applicable domestic or foreign governments or agencies.

     2.15. "Covered Employee" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

     2.16. "Director" means any individual who is a member of the Board of Directors of the Company or any Subsidiary; provided, however, that any Director who is employed by the Company or any Subsidiary shall be considered an Employee under the Plan.

     2.17. "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan, or if no such plan exists, at the discretion of the Committee.

     2.18.  "Effective  Date"  shall have the  meaning  ascribed to such term in
Section 1.1 hereof.

     2.19. "Employee" means any employee of the Company or its Subsidiaries. Directors who are employed by the Company or its Subsidiaries shall be considered Employees under this Plan.

     2.20. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     2.21. "Fair Market Value" shall mean the average of the high and low prices at which a share of Common Stock shall have been traded on the respective measurement date, such as the date of grant or the exercise of an Award, or on the next preceding trading day if such date was not a trading date, as reported by the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported. If the Shares are not listed for trading on a national securities exchange, the fair market value of the Shares shall be determined by the Committee in good faith. In no event shall the Fair Market Value equal less than the par value of the Common Stock.

     2.22. "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

     2.23. "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

     2.24. "Insider" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

     2.25. "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

     2.26. "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

     2.27. "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

     2.28. "Participant" means an Employee or Director who has been selected to receive an Award or, with respect to whom, an Award is outstanding under the Plan.

     2.29. "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

     2.30. "Performance Share" means an Award granted to a Participant, as described in Article 9 herein.

     2.31. "Performance Unit" means an Award granted to a Participant, as described in Article 9 herein.

     2.32. "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

     2.33. "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

     2.34. "Restricted Stock" means an Award granted to a Participant, as described in Article 8 herein.

     2.35 "Restricted Stock Unit" means an Award granted to a Participant, as described in Article 8 herein.

     2.36. "Retirement" shall have the meaning ascribed to such term in The Southern Company Pension Plan.

     2.37. "Shares" means the shares of Common Stock.

     2.38. "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

     2.39. "Subsidiary" means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) which is part of an unbroken chain of entities beginning with the Company if, at the time of the granting of an Award, each of the entities in the unbroken chain (other than the last entity) owns more than 50% of the total combined voting power in one of the other entities in such chain.

     2.40. "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

     2.41. "Trust" shall mean the Southern Company Deferred Compensation Trust.

     2.42. "Trustee" shall mean the trustee of the Trust.

     2.43. "Voting Securities" shall mean the outstanding voting securities of a corporation entitling the holder thereof to vote generally in the election of such corporation's directors.

Article 3.........Administration

         3.1......General. The Plan shall be administered by a Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall be responsible for administration of the Plan; provided, however, that the determination of the number of Awards to be granted to Directors shall remain vested in the Board of Directors. The Committee shall have the authority to delegate administrative duties to (i) officers, Employees or Directors of the Company or Subsidiaries, or (ii) other Persons or organizations.

         3.2......Authority of the Committee. Except as limited by law or by the
Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; determine and certify whether Award requirements have been met; and (subject to the provisions of Articles 13 and 14 herein) amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law (and subject to Section 3.1 herein), the Committee may delegate its authority as identified herein.

         3.3......Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board or the Committee shall be final, conclusive and binding on all persons, including the Company, its stockholders, Directors, Employees, Participants, their estates and beneficiaries and the Subsidiaries.

Article 4.........Shares Subject to the Plan and Maximum Awards

         4.1......Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be 30,000,000 (thirty million). Additionally, any Shares available for issuance under the Southern Company Performance Stock Plan on May 23, 2001 shall be transferred to the Plan, added to the reserved Shares and available for issuance to Participants under the Plan. No more than 15,000,000 (fifteen million) of the Shares available for issuance under the Plan may be granted in the form of Awards other than Stock Options. The Committee shall determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan. Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the following rules shall apply to grants of such Awards under the Plan:

          (a) Stock Options: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one single Participant shall be 5,000,000 (five million).

          (b) SARs: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one single Participant shall be 5,000,000 (five million).

          (c) Restricted Stock: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be 1,000,000 (one million).

          (d) Restricted Stock Units: The maximum aggregate payout (determined as of the end of the applicable restriction period) with respect to Awards of Restricted Stock Units granted in any one fiscal year to any one Participant shall be the greater of $10,000,000 (ten million dollars) or 1,000,000 (one million) shares.

          (e) Performance Shares. The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Awards of Performance Shares granted in any one fiscal year to any one Participant shall be $10,000,000 (ten million dollars) or 1,000,000 (one million) shares.

          (f) Performance Units and Cash-Based Awards: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Performance Units or Cash-Based Awards awarded in any one fiscal year to any one Participant shall be $10,000,000 (ten million dollars).

         4.2......Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, stock dividend or reclassification, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.1 as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

Article 5.........Eligibility and Participation

          5.1......Eligibility.  Persons  eligible to  participate  in this Plan include all Employees and Directors.

         5.2......Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6.........Stock Options

         6.1......Grant of Options. Subject to the terms and provisions of the
Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.


         6.2......Award Agreement. Each Option grant shall be evidenced by an
Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

         The Committee, in its sole discretion, shall have the ability to require in the Award Agreement that the Participant must certify in a manner acceptable to the Committee that he/she is in compliance with the terms and conditions of the Plan and the Award Agreement. In the event that a Participant fails to comply with the provisions of this Section 6.2 prior to, or during the six (6) month period after any exercise, payment, or delivery pursuant to an Option, such exercise, payment, or delivery may be rescinded by the Committee within two (2) years thereafter. In the event of such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment, or delivery, in such manner and or such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

         6.3......Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee.

         6.4......Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant.

         6.5......Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

         6.6......Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company and/or the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by forgoing compensation that the Committee agrees otherwise would be owed, or (c) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), (d) by the attestation of Shares, or
(e) by any combination of (a), (b), (c) or (d).

         The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

         Subject to any governing rules or regulations, after receipt of a written notification of exercise and full payment, the Company may deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

         All payments under all of the methods indicated above shall be paid in United States dollars.

         6.7......Restrictions on Share Transferability. The Committee may
impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

         6.8......Termination of Employment/Directorship. Each Participant's
Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

         6.9......Transferability of Options.

         (a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

         (b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this
                  Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

Article 7.........Stock Appreciation Rights

         7.1......Grant of SARs. Subject to the terms and conditions of the
Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

         The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

         The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

         7.2......Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

         Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

         7.3......Exercise of Freestanding SARs. Freestanding SARs may be
exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

         7.4......SAR Agreement. Each SAR grant shall be evidenced by an Award
Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

         7.5......Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

         7.6......Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (a) The difference between the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of grant; by

          (b) The number of Shares with respect to which the SAR is exercised.

         At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Committee's discretionary authority regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

         7.7......Termination of Employment/Directorship. Each SAR Award
Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment or directorship with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, and need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

         7.8......Nontransferability of SARs. Except as otherwise provided in a
Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 8.........Restricted Stock and Restricted Stock Units

         8.1......Grant of Restricted Stock/Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no shares are actually awarded to the Participant except that the Committee may designate that a portion of the Restricted Stock Unit be paid out in Shares.

         8.2......Award Agreement. Each Restricted Stock and Restricted Stock
Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or Restricted Stock Units granted, and such other provisions as the Committee shall determine.

         8.3......Transferability. Except as provided in this Article 8, the
Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

         Except as otherwise provided in the Award Agreement, Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights with respect to the Restricted Stock Units granted under the Plan shall be available during the Participant's lifetime only to such Participant.

         8.4......Other Restrictions. Subject to Article 10 herein, the
Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws.

         The Company, directly or through its designee, may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

         Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

         8.5......Voting Rights. Subject to the terms of the Award Agreements,
Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant has no voting rights with Restricted Stock Units.

         8.6......Dividends and Other Distributions. Subject to the terms of the
Award Agreements, during the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares or Restricted Stock Units granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares or Restricted Stock Units, such that the dividends and/or the Restricted Shares or Restricted Stock Units maintain eligibility for the Performance-Based Exception.

         8.7......Termination of Employment/Directorship. Each Award Agreement
shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares or Restricted Stock Units following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan, and may reflect distinctions based on the reasons for termination; provided, however that, except in the cases of terminations connected with a "Change in Control" (as defined in the Change in Control Benefit Plan Determination Policy) and terminations by reason of retirement, death or Disability, the vesting of Shares of Restricted Stock or Restricted Stock Units which qualify for the Performance-Based Exception and which are held by Covered Employees shall not be accelerated.

Article 9.........Performance Units, Performance Shares, and Cash-Based Awards

         9.1......Grant of Performance Units/Shares and Cash-Based Awards.
Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

         9.2......Value of Performance Units/Shares and Cash-Based Awards. Each
Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as may be determined by the Committee. The Committee shall set performance or other goals, including without limitation time-based goals, in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares and Cash-Based Awards which will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

         9.3......Earning of Performance Units/Shares and Cash-Based Awards.
Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares and Cash-Based Awards shall be entitled to receive payout on the number and value of Performance Units/Shares and Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

         9.4 ....Determination of Awards. The factors required to determine
Awards under the Plan shall be fixed in all events by the end of the applicable performance period established by the Committee.

         9.5......Form and Timing of Payment of Performance Units/Shares and
Cash-Based Awards. Payment of earned Performance Units/Shares and Cash-Based Awards shall be made in such form and at such time as the Committee shall determine at the time of the Award. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares and Cash-Based Awards at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The discretionary authority of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

         At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units and/or Performance Shares which have been earned, but not yet distributed to Participants (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, as set forth in
Section 8.6 herein). In addition, Participants may, at the discretion of the Committee, be entitled to exercise their voting rights with respect to such Shares.

         9.6......Termination of Employment/Directorship Due to Death,
Disability, or Retirement. Unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, in the event the employment or directorship of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares or Cash-Based Awards which is prorated, as specified by the Committee in its discretion.

         Payment of earned Performance Units/Shares or Cash-Based Awards shall be made at a time specified by the Committee in its sole discretion following the Performance Period and set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to Covered Employees who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not retire during the applicable Performance Period.

         9.7......Termination of Employment/Directorship for Other Reasons. In
the event that a Participant's employment or directorship terminates for any reason other than those reasons set forth in Section 9.6 herein, all Performance Units/Shares and Cash-Based Awards shall be forfeited by the Participant to the Company unless determined otherwise by the Committee, as set forth in the Participant's Award Agreement.

         9.8......Nontransferability. Except as otherwise provided in a
Participant's Award Agreement, Performance Units/Shares and Cash-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

Article 10........Performance Measures

         Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among:

          (a) Earnings per share;

          (b) Net income or net operating income (before or after taxes and before or after extraordinary items);

          (c) Return measures (including, but not limited to, return on assets, equity, or sales);

          (d) Cash flow return on investments which equals net cash flows divided by owners equity;

          (e) Earnings before or after taxes;

          (f) Gross revenues;

          (g) Gross margins;

          (h) Share price (including, but not limited to, growth measures and total shareholder return);

          (i) Economic Value Added, which equals net income or net operating income minus a charge for use of capital;

          (j) Operating margins;

          (k) Market share;

          (l) Revenues growth;

          (m) Capacity utilization;

          (n) Increase in customer base;

          (o) Environmental health and safety;

          (p) Diversity; and

          (q) Quality.

         The Committee, in its sole discretion, shall have the ability to set such performance measures at the corporate level or the subsidiary/business unit level. If the Company's Shares are traded on an established securities market, any Awards issued to Covered Employees are intended but not required to meet the requirements of the Treasury Regulations under Code Section 162(m) necessary to satisfy the Performance Based Exception.

         The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employee, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

         In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m).

         No Award shall be paid unless the Committee certifies that the requirements necessary to receive the Award have been met.

Article 11........Beneficiary Designation

         Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company or the Committee, and will be effective only when filed by the Participant in writing with the Company or the Committee during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article 12........Deferrals

         The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Units, Performance Shares or Cash-Based Awards. If any such deferral election is required or permitted, the Committee may, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 13........Rights of Employees/Directors

         13.1.....Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

         13.2.....Participation. No Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

         13.3.....Rights as a Stockholder. Except as otherwise provided in an
Award Agreement, a Participant shall have none of the rights of a shareholder with respect to shares of Common Stock covered by any Award until the Participant becomes the record holder of such shares.

Article 14........Amendment, Modification, and Termination

         14.1.....Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part. Notwithstanding the foregoing, Section 18.4 of the Plan may not be amended following a "Change in Control" or "Southern Termination" (as such terms are defined in the Change in Control Benefit Plan Determination Policy).

         14.2.....Adjustment of Awards Upon the Occurrence of Certain Unusual or
Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Committee determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

         14.3.....Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award, except any action needed to preserve pooling of interests accounting.

         14.4.....Compliance with Code Section 162(m). At all times when Code
Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Board determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, and such determination is communicated to the Committee, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Board or the Committee may, subject to this
Article 14, make any adjustments it deems appropriate.

Article 15........Withholding

         15.1.....Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

         15.2.....Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 16........Indemnification

         Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 17........Successors

         All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 18........General Provisions

         18.1.....Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

         18.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, provided that the remaining provisions shall be construed in a manner necessary to accomplish the intentions of the Company upon execution of the Plan.


     18.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         18.4. Change in Control. The provisions of the Change in Control Benefit Plan Determination Policy are incorporated herein by reference to determine the occurrence of a change in control or preliminary change in control of Southern Company or a Subsidiary, the funding of the Trust and the benefits to be provided hereunder in the event of such a change in control. Any modifications to the Change in Control Benefit Plan Determination Policy are likewise incorporated herein.

         18.5.....Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares under the Plan prior to:

          (a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

          (b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

         18.6.....Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the plan or action by the Board or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or Committee.

         18.7.....No Additional Rights. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, or confer upon any Participant any right to continue in the employ of the Company.

         No Employee or Director shall have the right to be selected to receive an Award under this Plan or having been so selected, to be selected to receive a future Award.

         Neither the Award nor any benefits arising under this Plan shall constitute part of a Participant's employment contract with the Company or any Affiliate, and accordingly, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to liability on the part of the Company or any Affiliate for severance payments.

         18.8.....No Effect on Other Benefits. This receipt of Awards under the
Plan shall have no effect on any benefits and obligations to which a Participant may be entitled from the Company or any Affiliate, under another plan or otherwise, or preclude a Participant from receiving any such benefits.

         18.9.....Employees Based Outside of the United States. Notwithstanding
any provision of the Plan to the contrary, in order to comply with provisions of laws in other countries in which the Company and its Subsidiaries operate or have Employees, the Board or the Committee, in their sole discretion, shall have the power and authority to:

               (a) Determine which Employees employed outside the United States are eligible to participate in the Plan;

               (b) Modify the terms and conditions of any Award granted to Employees who are employed outside the United States; and

               (c) Establish subplans, modified exercise procedures, and other terms and procedures to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 18.9 by the Board or the Committee shall be attached to this Plan document as Appendices.

         18.10....Shareholder Approval. Notwithstanding anything in the Plan to the contrary, the ISO portion of this Plan shall be effective only if approved by the shareholders of the Company (excluding a Subsidiary) within 12 months before or after the date the Plan is adopted. If not so approved, any Options which were designated as ISOs hereunder shall be automatically be converted to NQSOs.

         18.11....Governing Law. To the extent not preempted by federal law, the
Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

                                     SOUTHERN COMPANY


                                      By:/s/H. Allen Franklin
                                      H. Allen Franklin
                                      Chairman of the Board, President and
                                      Chief Executive Officer


ATTEST:


By:__________________________________________________
       Patricia L. Roberts
       Assistant Secretary